UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

Pinnacle Foods Finance LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-148297

Delaware	20-8720036
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Old Bloomfield Avenue

Mt. Lakes, New Jersey 07046

(Address of principal executive offices, including zip code)

(973) 541-6620

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 13, 2008, Pinnacle Foods Finance LLC (the “Company”) appointed Mr. Raymond P. Silcock to serve on the Company’s Board of Directors and as Chairman of the Audit Committee.

Mr. Silcock has served as senior vice president and chief financial officer of UST Inc. since 2007. Before joining UST, Mr. Silcock was executive vice president and chief financial officer of Swift & Company from 2006 to 2007. Prior to that, he was executive vice president and chief financial officer of Cott Corporation from 1998 to 2005. In addition, Mr. Silcock spent 18 years with Campbell Soup Company, serving in a variety of progressively more responsible roles, culminating as vice president, finance for the company’s Bakery and Confectionary Division.

Mr. Silcock earned an MBA from the Wharton School at the University of Pennsylvania. He holds a U.K. certification from the Chartered Institute of Management Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Pinnacle Foods Finance LLC

By:	/s/ Craig Steeneck
Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

Date: May 16, 2008